                                                                    EXHIBIT 10.3


                              BRIDGE LOAN AGREEMENT


         This BRIDGE LOAN AGREEMENT (this "Agreement") is made as of January 21, 1998, by and among USA WASTE SERVICES, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 1001 Fannin Street, First City Tower, Suite 4000, Houston, Texas 77002, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan"), a New York state banking association having its principal place of business at 60 Wall Street, New York, New York 10260 (the "Agent's Head Office") and each of the other financial institutions party hereto (collectively, the "Banks"), and Morgan as agent for the Banks (the "Agent").

         Section 1.1 DEFINITIONS. The following terms shall have the following meanings:

         Accountants. See Section 23.4(a).

         Affected Bank. See Section 19(a).

         Agent's Head Office. See preamble.

         Agreement. See preamble.

         Applicable Eurodollar Rate. The applicable rate per annum of interest on the Eurodollar Loans as set forth in the Pricing Table.

         Applicable Facility Rate. The applicable rate per annum with respect to the Facility Fee as set forth in the Pricing Table.

         Applicable Requirements. See Section 23.10.

         Assignment and Acceptance. See Section 34.

         Average Quarterly Utilization Amount. See Section 20(c).

         Balance Sheet Date. December 31, 1996.

         Banks. See preamble.

         Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Agent at the Agent's Head Office as its "prime rate" (it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Agent) or (b) one percent (1%) above the Overnight Federal Funds Effective Rate.

         Base Rate Loans. Loans bearing interest calculated by reference to the Base Rate.

         Borrower. See preamble.

         Business Day. Any day, other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized by law to close, and, when used in connection with a Eurodollar Loan, a Eurodollar Business Day.

         Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CERCLA. See Section 22.15(a).

         Certified or certified. With respect to the financial statements of any Person, such statements as audited by a firm of independent auditors, whose report expresses the opinion, without qualification, that such financial statements present fairly the financial position of such Person.

         CFO or the CAO. See Section 23.4(b).

         City Management. The "Companies" as set forth in Schedule A to the City Management Acquisition Agreement.

         City Management Acquisition. The acquisition of City Management by the Borrower, pursuant to the terms of the City Management Acquisition Agreement.

         City Management Acquisition Agreement. The Stock Purchase Agreement, dated as of December 9, 1997, among the Borrower, City Management Holdings Trust, Anthony L. Soave, the corporations listed on Schedule A thereto, and the Trust under Indenture Dated August 26, 1997, between Anthony L. Soave, as Donor, and Anthony L. Soave and Yale Levin, as Trustees.

         City Management Acquisition Documents. The City Management Acquisition Agreement and all other material agreements and documents required to be entered into or delivered pursuant to such agreement or in connection with the City Management Acquisition, each in the form delivered to the Agent prior to the Closing Date.

         Closing Date. The date on which the conditions precedent set forth in
Section 26 hereof are satisfied.

         Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

         Commitment. With respect to each Bank, such Bank's commitment to make Loans to the Borrower, determined by multiplying such Bank's Line Percentage by the Line, as the Line may be reduced hereunder.

         Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries consolidated in accordance with GAAP.

         Consolidated Earnings Before Interest and Taxes, or EBIT. For any period, the Consolidated Net Income (or Deficit) of the Borrower and its Subsidiaries on a consolidated basis plus the sum of (1) interest expense, (2) income taxes, (3) up to $50,000,000 in pooling charges actually incurred with respect to the United Merger, taken as a special charge in the quarter ending September 30, 1997, (4) up to $6,200,000 related to prepayment penalties in connection with the Prudential Private Placement Debt and (5) up to $4,000,000 related to prepayment penalties in connection with the United Senior Secured Notes to the extent that each of items (1) through (5) was deducted in determining Consolidated Net Income (or Deficit) in the relevant period; provided, however, that EBIT shall not include extraordinary gains from tax credits occurring in any quarter commencing with the quarter ending December 31, 1996.

         Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of the Borrower and its Subsidiaries on a consolidated basis, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP.

         Consolidated Net Worth. The sum of the par value of the capital stock (excluding treasury stock), capital in excess of par or stated value of shares of capital stock, retained earnings (minus accumulated deficit) and any other account which, in accordance with GAAP, constitute stockholders' equity, of the Borrower and its Subsidiaries determined on a consolidated basis, excluding any effect of foreign currency transaction computed pursuant to Financial Accounting Standards Board Statement No. 52, as amended, supplemented or modified from time to time, or otherwise in accordance with GAAP.

         Consolidated Tangible Assets. Consolidated Total Assets less the sum of:

                  (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, customer lists, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date.

         Consolidated Total Assets. All assets of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         Consolidated Total Capitalization. The sum of Funded Debt plus Consolidated Net Worth.

         Consolidated Total Interest Expense. For any period, the aggregate amount of interest expense required by GAAP to be paid or accrued during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, including capitalized interest expense for such period.

         Credit Agreement. That certain Amended and Restated Revolving Credit Agreement dated as of August 7, 1997 by and among the Borrower, the Guarantors, Bank of America National Trust and Savings Association, a national banking association, Morgan, the other financial institutions party thereto and Morgan as administrative agent and documentation agent.

         Default. See Section 28.1.

         Defaulting Bank.  See Section 19(a).

         Disposal. See "Release".

         Distribution. The declaration or payment of any dividend or other return on equity on or in respect of any shares of any class of capital stock, any partnership interests or any membership interests of any Person, other than dividends or other such returns payable solely in shares of common stock, partnership interests or membership units of such Person, as the case may be; the purchase, redemption, or other retirement of any shares of any class of capital stock, partnership interests or membership units of such Person, directly or indirectly through a Subsidiary or otherwise; the return of equity capital by any Person to its shareholders, partners or members as such; or any other distribution on or in respect of any shares of any class of capital stock, partnership interest or membership unit of such Person.

         Dollars or US$ or U.S. or Dollars. Dollars in lawful currency of the United States of America.

         Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with Section 5.

         EBIT. See definition of Consolidated Earnings Before Interest and
Taxes.

         Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate, other than a Multiemployer Plan.

         Environmental Laws. See Section 22.15(a).

         EPA.  See Section 22.15(b).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or any of its Subsidiaries under Section 414 of the Code.

         ERISA Reportable Event. A reportable event within the meaning of
Section 4043 of ERISA and the regulations promulgated thereunder with respect to a Guaranteed Pension Plan as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         Eurodollar Interest Determination Date. For any Interest Period, the date two Eurodollar Business Days prior to the first day of such Interest Period.

         Eurodollar Lending Office. The office of any Bank that shall be making or maintaining Eurodollar Loans.

         Eurodollar Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

         Eurodollar Rate. For any Interest Period with respect to a Eurodollar Loan, the rate of interest equal to (i) the rate per annum at which the Agent's Eurodollar Lending Office is offered Dollar deposits at approximately 10:00 a.m. (New York time) two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Agent to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable (rounded upwards to the nearest 1/16 of one percent).

         Event of Default. See Section 28.1.

         Facility Fee. See Section 20(b).

         Funded Debt. Consolidated Indebtedness of the Borrower and its Subsidiaries for borrowed money and guarantees of debt for borrowed money recorded on the Consolidated balance sheet of the Borrower and its Subsidiaries, including the amount of any Indebtedness of such Persons for Capitalized Leases which corresponds to principal and any Indebtedness with respect to Permitted Receivables Transactions.

         generally accepted accounting principles or GAAP. (i) When used in
Section 25, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower, its Subsidiaries or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         Guarantors. Those parties referred to as "Guarantors" under the Credit Agreement.

         Hazardous Substances. See Section 22.15(b).

         Indebtedness. Collectively without duplication, whether classified as Indebtedness, an Investment or otherwise on the obligor's balance sheet, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than ninety (90) days incurred in the ordinary course of business), (c) all obligations evidenced by notes, bonds, debentures or other similar debt instruments, (d) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations, liabilities and indebtedness under Capitalized Leases, (f) all obligations, liabilities or indebtedness (contingent or otherwise) under surety, performance bonds or any other bonding arrangements, (g) all Indebtedness of others referred to in clauses (a) through (f) above which is guaranteed, or in effect guaranteed, directly or indirectly in any manner, including through an agreement
(A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling any Person to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in any Person (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure any Person against loss, and (h) all Indebtedness referred to in clauses (a) through (g) above secured or supported by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured or supported by) any lien or encumbrance on (or other right of recourse to or against) property (including, without limitation, accounts and contract rights), even though the owner of the property has not assumed or become liable, contractually or otherwise, for the payment of such Indebtedness; provided that if a Permitted Receivables Transaction is outstanding and is accounted for as a sale of accounts receivable under generally accepted accounting principles, Indebtedness determined as aforesaid shall be adjusted to include the additional Indebtedness, determined on a consolidated basis, which would have been outstanding had such Permitted Receivables Transaction been accounted for as a borrowing.

         Interest Period. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in accordance with this Agreement (i) for any Base Rate Loan the first day of the month; and (ii) for any Eurodollar Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in accordance with this Agreement; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be deemed to end on the next succeeding Business Day; provided further that for any Interest Period for any Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Period shall be deemed to end on the next preceding Business Day; and provided further that no Interest Period shall extend beyond the Maturity Date.

         Investments. All expenditures made by a Person and all liabilities incurred (contingently or otherwise) by a Person for the acquisition of stock (other than the stock of wholly owned Subsidiaries), pre-payments for use of landfill air space in excess of usual and customary industry practice, or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties or other commitments as described under Indebtedness, or obligations of, any other Person, including without limitation, the funding of any captive insurance company (other than loans, advances, capital contributions or transfers of property to any wholly owned Subsidiaries or guaranties with respect to Indebtedness of wholly owned Subsidiaries). In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         Line. See Section 2(a).

         Line Percentage. With respect to each Bank the percentage set forth on
Schedule 1.

         Loan. Any loan made or to be made to the Borrower pursuant to Section 2 hereof.

         Loan Request. See Section 2(b).

         Loan Documents. This Agreement, the Notes, and any documents, instruments or agreements executed in connection with any of the foregoing, each as amended, modified, supplemented, or replaced from time to time.

         Majority Banks. The Banks whose Line Percentages equal fifty-one percent (51%); provided that in the event that the Line has been terminated, the Majority Banks shall be the Banks holding fifty-one percent (51%) of the aggregate outstanding principal amount of the Obligations on such date.

         Material Subsidiary. Any Subsidiary which, at the time such determination is made, (a) has assets, revenues, or liabilities equal to at least $8,000,000, or (b) is the holder of or the applicant for a permit to operate a solid waste facility pursuant to RCRA or any analogous state law.

         Maturity Date. The earliest of (a) December 31, 1998, (b) the date after January 1, 1998 on which the Borrower closes on any bond and/or equity offering or series of bond offerings which raises net proceeds in the aggregate in excess of $300 million or (c) such other date on which all Loans may become due and payable pursuant to the terms hereof.

         Moody's. Moody's Investors Service, Inc.

         Multiemployer Plan. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower, any of its Subsidiaries, or any ERISA Affiliate.

         New Lending Office. See Section 9(c).

         Non U.S. Bank. See Section 9(b).

         Notes. See Section 3.

         Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent arising or incurred under this Agreement or any other Loan Documents or in respect of any of the Loans made under this Agreement or any other Loan Documents or any other instrument at any time evidencing any thereof individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

         Overnight Federal Funds Effective Rate. The overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         Permitted Liens. See Section 24.2.

         Permitted Receivables Transaction. Any sale or sales of, and/or securitization of, any accounts receivable of the Borrower and/or any of its Subsidiaries (the "Receivables") pursuant to which (a) the Borrower and its Subsidiaries realize aggregate net proceeds of not more than $150,000,000 at any one time outstanding, including, without limitation, any revolving purchase(s) of Receivables where the maximum aggregate uncollected purchase price (exclusive of any deferred purchase price) for such Receivables at any time outstanding does not exceed $150,000,000, and (b) which Receivables shall not be discounted more than 25%.

         Person. Any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.



                  [remainder of page left intentionally blank]

         Pricing Table:

            ----------- --------------------------------------- -------------------- ------------------
                                                                                        APPLICABLE
                                    SENIOR PUBLIC                   APPLICABLE          EURODOLLAR
              LEVEL                  DEBT RATING                   FACILITY RATE           RATE
                                                                    (PER ANNUM)         (PER ANNUM)
            ----------- --------------------------------------- -------------------- ------------------
                1       At least A- by Standard & Poor's or           0.0600%         Eurodollar Rate
                        at least A3 by Moody's                                         plus 0.1650%

            ----------- --------------------------------------- -------------------- ------------------

                2       At least BBB+ by Standard & Poor's or         0.0800%         Eurodollar Rate
                        at least Baa1 by Moody's                                       plus 0.1950%

            ----------- --------------------------------------- -------------------- ------------------

                3       At least BBB by Standard & Poor's or          0.0900%         Eurodollar Rate
                        at least Baa2 by Moody's                                       plus 0.2600%

            ----------- --------------------------------------- -------------------- ------------------

                4       At least BBB- by Standard & Poor's or         0.1250%         Eurodollar Rate
                        at least Baa3 by Moody's                                       plus 0.3250%

            ----------- --------------------------------------- -------------------- ------------------

                5       At least BB+ by Standard & Poor's or          0.2000%         Eurodollar Rate
                        at least Ba1 by Moody's                                        plus 0.5500%

            ----------- --------------------------------------- -------------------- ------------------

                6       If no other level applies                     0.2500%         Eurodollar Rate
                                                                                       plus 0.6250%

            ----------- --------------------------------------- -------------------- ------------------

The applicable rates charged for any day shall be determined by the Senior Public Debt Rating in effect as of that day.

         RCRA. See Section 22.15(a).

         Real Property. All real property heretofore, now, or hereafter owned, operated, or leased by the Borrower or any of its Subsidiaries.

         Release. Shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq. ("CERCLA") and the term "Disposal" (or "Disposed") shall have the meaning specified in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA") and regulations promulgated thereunder; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of Canada or a state, province, territory or other political subdivision thereof wherein the property lies establish a meaning for "Release" or "Disposal" which is broader than specified in either CERCLA, or RCRA, such broader meaning shall apply to the Borrower's or any of its Subsidiaries' activities in that state, province, territory or political subdivision.

         Replacement Bank. See Section 19(a).

         Replacement Notice. See Section 19(a).

         Sanifill. Sanifill, Inc., a Delaware corporation having its chief executive office at 1001 Fannin Street, First City Tower, Suite 4000, Houston, Texas 77002.

         Sanifill Convertible Subordinated Debt. That certain indenture dated as of March 1, 1996, by and between Sanifill and Texas Commerce Bank National Association as Trustee, as in effect on August 7, 1997, provided, that the Obligations shall be "Senior Indebtedness" thereunder.

         Senior Public Debt Rating. The rating(s) of the Borrower's public unsecured long-term senior debt, without third party credit enhancement, issued by Moody's and/or Standard & Poor's; or in the event no public unsecured long-term senior debt is outstanding, the rating(s) of this credit facility issued by Moody's and/or Standard & Poor's upon the request of the Borrower; provided that until such time as the Borrower receives such rating(s) on such public unsecured long-term senior debt or this credit facility, the Borrower's corporate credit rating by Standard & Poor's shall apply.

         Standard & Poor's. Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority of the outstanding capital stock or other interest entitled to vote generally.

         United. United Waste Systems, Inc., a Delaware corporation having its chief executive office at Four Greenwich Office Park, Greenwich, Connecticut 06830.

         United Indenture. That certain indenture dated as of June 5, 1996 between United and Bankers Trust Company, as trustee, in the principal amount of $150,000,000 due June 1, 2001.

         United Merger. The merger of United and Riviera Acquisition Corporation, a Subsidiary of the Borrower, pursuant to the terms of the United Merger Agreement.

         United Merger Agreement. The Agreement and Plan of Merger dated as of April 13, 1997 by and among United, the Borrower and Riviera Acquisition Corporation.

         United Senior Secured Notes. That certain Secured Note Agreement among United and the purchasers listed in the schedule attached thereto dated as of September 1, 1995 in the principal amount of $75,000,000 due September 1, 2005.

         Utilization Fee. See Section 20(c).

         Section 1.2 RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement (including this Agreement) shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms capitalized but not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                  (h) Reference to a particular "Section " refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         Section 2. REVOLVING CREDIT FACILITY.

                  (a) Upon the terms and pursuant to the conditions of this Agreement, each of the Banks severally agrees to make available to the Borrower upon request such Bank's Line Percentage of an unsecured revolving line of credit not to exceed Three Hundred Million Dollars ($300,000,000) (the "Line"). Notwithstanding any other provision hereof, the Line shall terminate automatically and without necessity of any demand or other action by the Agent and the Banks on the Maturity Date. Subject to all of the foregoing, any extension of credit under the Line shall be subject to the terms and conditions set forth below.

                  (b) The Borrower shall give to the Agent written notice in the form of Exhibit A hereto (or telephonic notice confirmed in writing or a facsimile in the form of Exhibit A hereto) of each Loan requested hereunder (a "Loan Request") not later than 11:00 a.m. (New York time) on the proposed Drawdown Date (in the case of Base Rate Loans) and 11:00 a.m. (New York time) three (3) Eurodollar Business Days prior to the proposed Drawdown Date (in the case of Eurodollar Loans) of the principal amount of such Loan (which shall be in a minimum amount of $10,000,000). Each such Loan Request (which shall be irrevocable) shall specify the principal amount of the loan requested, whether such Loan is requested as a Base Rate Loan or a Eurodollar Loan, the proposed Drawdown Date of such Loan and, in the case of Eurodollar Loans, the Interest Period relating thereto. Each Loan Request shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 26 and Section 27, as the case may be, have been satisfied on the date of such request. Loan requests made hereunder shall be irrevocable and binding on the Borrower, and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date.

                  (c) Each of the representations and warranties made by the Borrower to the Banks or the Agent in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated by the Borrower on and as of the date of the submission of a Loan Request and on and as of the Drawdown Date of any Loan (except to the extent (i) of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents, (ii) of changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower and its Subsidiaries as a whole, or (iii) that such representations and warranties expressly relate only to an earlier date).

                  (d) The Borrower shall have the right at any time and from time to time upon three (3) Business Days' prior written notice to the Agent to reduce by $25,000,000 or a greater amount or terminate entirely, the Line, whereupon each Bank's Commitment shall be reduced pro rata in accordance with such Bank's Line Percentage of the amount specified in such notice or, as the case may be, terminated, provided that at no time may (i) the Line be reduced to an amount less than the sum of all Loans then outstanding. No reduction or termination of the Line once made may be revoked; the portion of the Line reduced or terminated may not be reinstated; and amounts in respect of such reduced or terminated portion may not be reborrowed. The Agent will notify the Banks promptly after receiving any notice delivered by the Borrower pursuant to this Section 2(d) and will distribute to each Bank a revised Schedule 1 to this Agreement.

         (e) The Agent shall promptly notify each Bank of each Loan Request received by the Agent (i) on the proposed Drawdown Date of any Base Rate Loan, or (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Loan.

         Section 3. THE NOTES. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B attached hereto (each, a "Note"), dated as of the date hereof and completed with the appropriate insertions. One Note shall be payable to the order of each Bank in an amount equal to its Line Percentage times the Line, and shall represent the obligation of the Borrower to pay such Bank such principal amount or, if less, the outstanding principal amount of all Loans made by such Bank, plus interest accrued thereon, as set forth herein. The Borrower irrevocably authorizes each Bank, to make or cause to be made, in connection with a Drawdown Date of any Loan or at the time of receipt of any payment of principal or interest, an appropriate notation on its records reflecting the making of the Loan or the receipt of such payment (as the case may be). The outstanding amount of the Loans set forth on such Bank's record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount shall not limit or otherwise affect the obligations of the Borrower hereunder to make payments of principal or interest when due.

         Section 4. INTEREST. The outstanding principal amount of the Loans shall bear interest (to the extent permitted by applicable law) at the rate per annum equal to the Base Rate on Base Rate Loans or the Applicable Eurodollar Rate on Eurodollar Loans. Interest shall be payable (a) monthly in arrears on the first Business Day of each month, commencing April 1, 1998, on Base Rate Loans, (b) on the last day of the applicable Interest Period, and if such Interest Period is longer than three months, also on the last day of the third month following the commencement of such Interest Period, on Eurodollar Loans, and (c) on the Maturity Date for all Loans. Notwithstanding any other term of this Agreement or the Notes, any other Loan Document or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under the Notes by any Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected by such Bank under applicable laws (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, and 12 U.S.C. Section 85, as amended).

         Section 5. ELECTION OF EURODOLLAR RATE.

                  (a) At the Borrower's option, so long as no Default or Event of Default has occurred and is then continuing, the Borrower may (i) elect to convert any Base

Rate Loan or a portion thereof to a Eurodollar Loan, (ii) at the time of any Loan Request, specify that such requested Loan shall be a Eurodollar Loan, or
(iii) upon expiration of the applicable Interest Period, elect to maintain an existing Eurodollar Loan as such, provided that the Borrower gives notice to the Agent pursuant to Section 5(b) hereof. Upon determining any Eurodollar Rate, the Agent shall forthwith provide notice thereof to the Borrower and the Banks, and such notice shall be considered prima facie evidence binding upon the Borrower, absent manifest error.

                  (b) Three (3) Eurodollar Business Days prior to the making of any Eurodollar Loan or the conversion of any Base Rate Loan to a Eurodollar Loan, or, in the case of an outstanding Eurodollar Loan, the expiration date of the applicable Interest Period, the Borrower shall give written, telex or facsimile notice received by the Agent not later than 11:00 a.m. (New York time) of its election pursuant to Section 5(a). Each such notice (which shall be irrevocable and binding) shall specify the amount of the Loans to be borrowed or maintained as or converted to Eurodollar Loans and the duration of the proposed Interest Period relating thereto (which must be 1, 2, 3 or 6 months). If the Borrower shall fail to give the Agent notice of its election hereunder together with all of the other information required hereunder, whether at the end of an Interest Period or otherwise, such Loan shall be deemed a Base Rate Loan. The Agent shall promptly notify the Banks in writing (or by telephone confirmed in writing or by facsimile) of such election.

                  (c) Notwithstanding anything herein to the contrary, the Borrower may not specify an Interest Period that would extend beyond the Maturity Date.

                  (d) No conversion of Loans pursuant to this Section 5 may result in Eurodollar Loans that are less than $5,000,000. In no event shall the Borrower have more than eight (8) different Interest Periods for borrowings of Eurodollar Loans outstanding at any time.

                  (e) Subject to the terms and conditions of Section 16 hereof, if any affected Bank demands compensation under Section 13(c) or (d) with respect to any Eurodollar Loan, the Borrower may at any time, upon at least three (3) Business Days' prior written notice to the Agent, elect to convert such Eurodollar Loan into a Base Rate Loan (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks). Thereafter, and until such time as the affected Bank notifies the Agent that the circumstances giving rise to the demand for compensation under
Section 13(c) or (d) no longer exist, all requests for Eurodollar Loans from such affected Bank shall be deemed to be requests for Base Rate Loans. Once the affected Bank notifies the Agent that such circumstances no longer exist, the Borrower may elect that the principal amount of each such Loan converted hereunder shall again bear interest as Eurodollar Loans beginning on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

         Section 6. FUNDS FOR LOANS. Not later than 1:00 p.m. (New York time) on the proposed Drawdown Date, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of its Line Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount, and upon satisfaction of the other conditions set forth herein, the Agent will make available to the Borrower the aggregate amount of such Loans made available by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Line Percentage of the requested Loan shall not relieve any other Bank from its several obligations hereunder to make available to the Agent the amount of such Bank's Line Percentage of any requested Loan.

         Section 7. MATURITY OF THE LOANS. The Loans shall be due and payable on the Maturity Date. The Borrower promises to pay on the Maturity Date all Loans, together with any and all accrued and unpaid interest thereon and any fees and other amounts owing hereunder.

         Section 8. OPTIONAL PREPAYMENTS OR REPAYMENTS OF LOANS. Subject to the terms and conditions of hereunder (including, without limitation, Section 16) , the Borrower shall have the right, at its election, to repay or prepay the outstanding amount of the Loans, as a whole or in part, at any time without penalty or premium. The Borrower shall give the Agent, no later than 11:00 a.m. (New York time) on the proposed date of prepayment or repayment of any Base Rate Loans, and no later than 11:00 a.m. (New York Time) one (1) Eurodollar Business Day prior to the proposed date of prepayment or repayment of any Eurodollar Rate Loans, written notice (or telephonic notice confirmed in writing or by facsimile) of any proposed prepayment or repayment pursuant to this Section 8, specifying the proposed date of prepayment or repayment of Loans and the principal amount to be paid. The Agent shall promptly notify each Bank by written notice (or telephonic notice confirmed in writing or by facsimile) of such notice of payment.

         Section 9. PAYMENTS.

                  (a) All payments of principal, interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent at the Agent's Head Office in immediately available funds by 11:00 a.m. (New York time) on any due date. Subject to the provisions of Section 42, if a payment is received by the Agent at or before 1:00 p.m. (New York time) on any Business Day, the Agent shall on the same Business Day transfer in immediately available funds to each of the Banks, their pro-rata portion of such payment in accordance with their respective Line Percentages. If such payment is received by the Agent after 1:00 p.m. (New York time) on any Business Day, such transfer shall be made by the Agent to the applicable Bank(s) on the next Business Day. In the event that the Agent fails to make such transfer to any Bank as set forth above, the Agent shall pay to such Bank on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by such Bank for funds acquired by such Bank during each day included in such period, times (ii) the amount equal to such Bank's Line Percentage of such payment, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of payment to and including the date on which the amount due to such Bank shall become immediately available to such Bank, and the denominator of which is 365. A statement of such Bank submitted to the Agent with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to such Bank by the Agent.

                  (b) Each Bank that is not incorporated or organized under the laws of the United States of America or a state thereof or the District of Columbia (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Non-U.S. Bank that so delivers a Form 1001 or 4224 pursuant to the preceding sentence further undertakes to deliver to each of the Borrower and the Agent two further copies of Form 1001 or 4224 or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Non-U.S. Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Non-U.S. Bank from duly completing and delivering any such form with respect to it and such Non-U.S. Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (c) The Borrower shall not be required to pay any additional amounts to any Non-U.S. Bank in respect of United States Federal withholding tax pursuant to this Agreement to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Bank became a party to this Agreement or, with respect to payments to a different lending office designated by the Non-U.S. Bank as its applicable lending office (a "New Lending Office"), the date such Non-U.S. Bank designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any transferee or New Lending Office as a result of an assignment, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any transferee, or Bank through a New Lending Office, would be entitled to receive without regard to this clause (i) do not exceed the indemnity payment or additional amounts that the Person making the assignment or transfer to such transferee, or Bank making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, transfer or designation; or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Bank to comply with the provisions of paragraph (b) above.

                  (d) Notwithstanding the foregoing, each Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to change its lending office to avoid or to minimize any amounts otherwise payable under this Agreement in each case solely if such change can be made in a manner so that such Bank, in its sole determination, suffers no legal, economic or regulatory disadvantage.

                  Section 10. MANDATORY REPAYMENTS OF THE LOANS. If at any time the sum of the outstanding amount of the Loans exceeds the Line, whether by reduction of the Line or otherwise, then the Borrower shall immediately pay the amount of such excess to the Agent for application to the Loans subject to
Section 16 hereunder.

                  Section 11. COMPUTATIONS. Except as otherwise expressly provided herein, all computations of interest or fees shall be based on a 360-day year and paid for the actual number of days elapsed, except that computations of the Agent's "prime rate" shall be based on a 365 or 366, as applicable, day year and paid for the actual number of days elapsed. Whenever a payment hereunder or any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension; provided that, for any Interest Period for any Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month or after the Maturity Date, it shall be deemed to end on the next preceding Business Day.

                  Section 12. ILLEGALITY; INABILITY TO DETERMINE EURODOLLAR RATE. Notwithstanding any other provision of this Agreement (other than the last sentence of Section 4) if (a) the introduction of any change in, or any change in the interpretation of, any law or regulation applicable to any Bank or the Agent shall make it unlawful, or any central bank or other governmental authority having jurisdiction thereof shall assert that it is unlawful, for any Bank or the Agent to perform its obligations in respect of any Eurodollar Loans, or (b) if any Bank or the Agent, as applicable, shall reasonably determine with respect to Eurodollar Loans that (i) by reason of circumstances affecting any Eurodollar interbank market, adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate which would otherwise be applicable during any Interest Period, or (ii) deposits of Dollars in the relevant amount for the relevant Interest Period are not available to such Bank or the Agent in any Eurodollar interbank market, or (iii) the Eurodollar Rate does not or will not accurately reflect the cost to the Bank or the Agent of obtaining or maintaining the applicable Eurodollar Loans during any Interest Period, then such Bank or the Agent shall promptly give telephonic, telex or cable notice of such determination to the Borrower (which notice shall be conclusive and binding upon the Borrower). Upon such notification by such Bank or the Agent, the obligation of the Banks and the Agent to make Eurodollar Loans shall be suspended until the Banks or the Agent, as the case may be, determine that such circumstances no longer exist, and to the extent permitted by law the outstanding Eurodollar Loans shall continue to bear interest at the applicable rate based on the Eurodollar Rate until the end of the applicable Interest Period, and thereafter shall be deemed converted to Base Rate Loans in equal principal amounts of such former Eurodollar Loans.

                  Section 13. ADDITIONAL COSTS, ETC. If any present or future applicable law (which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority, whether or not having the force of law) shall:

                  (a) subject such Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment, or the Loans (other than taxes based upon or measured by the income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office); or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits of such Bank imposed by the jurisdiction of its incorporation or organization, or the location of its lending office) of payments to such Bank of the principal or of the interest on any Loans or any other amounts payable to such Bank under this Agreement or the other Loan Documents; or

                  (c) except as provided in Section 14 or as otherwise reflected in the Base Rate or the Eurodollar Rate, impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of, an office of any Bank with respect to this Agreement or the other Loan Documents, such Bank's Commitment, or the Loans; or

                  (d) impose on such Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment, forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining the Loans or such Bank's Commitment, as applicable;

                           (ii) to reduce the amount of principal, interest or other amount payable to such Bank hereunder on account of such Bank's Commitment or the Loans; or

                           (iii) to require such Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder,

THEN, and in each such case, the Borrower, will, upon demand made by such Bank at any time and from time to time as often as the occasion therefore may arise (which demand shall be accompanied by a statement setting forth the basis of such demand which shall be conclusive absent manifest error), pay such reasonable additional amounts as will be sufficient to compensate such Bank for such additional costs, reduction, payment or foregone interest or other sum.

         Section 14. CAPITAL ADEQUACY. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or any corporation controlling such Bank) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or any corporation controlling such Bank) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank, the Borrower, shall pay to such Bank such additional amount or amounts as will, in such Bank's reasonable determination, fairly compensate such Bank (or any corporation controlling such Bank) for such reduction. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 15. CERTIFICATE. A certificate setting forth the additional amounts payable pursuant to Section 13 or Section 14 and a reasonable explanation of such amounts which are due, submitted by any Bank to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

         Section 16. EURODOLLAR INDEMNITY. The Borrower agrees to indemnify the Banks and the Agent, and to hold them harmless from and against any reasonable loss, cost or expense that any such Bank and the Agent may sustain or incur as a consequence of (a) the default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by any Bank or the Agent to lenders of funds obtained by it in order to maintain its Eurodollar Loans, (b) the default by the Borrower in making a borrowing of a Eurodollar Loan or conversion of a Eurodollar Loan or a prepayment of a Eurodollar Loan other than pursuant to the terms hereof after the Borrower has given (or is deemed to have given) notice hereunder, and (c) the making of any payment of a Eurodollar Loan, or the making of any conversion of any Eurodollar Loan to a Base Rate Loan, or the reallocation of any Eurodollar Loan on a day that is not the last day of the applicable Interest Period with respect thereto. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (i) its cost of obtaining the funds for the Eurodollar Loan being paid, prepaid, converted, not converted, reallocated, or not borrowed, as the case may be (based on the Eurodollar Rate) for the period from the date of such payment, prepayment, conversion, or failure to borrow or convert, as the case may be, to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for the Loan which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or prepaid for such period or Interest Period, as the case may be, which determinations shall be conclusive absent manifest error.

         Section 17. INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the Base Rate plus two percentage points, until such amount shall be paid in full (after as well as before judgment).

         Section 18. REASONABLE EFFORTS TO MITIGATE. Each Bank agrees that as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section
Section 12, 13 or 14, such Bank will give notice thereof to the Borrower, with a copy to the Agent, and, to the extent so requested by the Borrower and not inconsistent with such Bank's internal policies, such Bank shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to such sections would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans or result in the inability to make such Loans pursuant to such sections would cease to exist, and in each case if, as determined by such Bank in its sole discretion, the taking such actions would not adversely affect such Loans or such Bank or otherwise be disadvantageous to such Bank.

         Section 19. REPLACEMENT OF BANKS; ADVANCES BY AGENT.

                  (a) Replacement of Banks. If any Bank (an "Affected Bank") (i) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section Section 13 or 14, (ii) is unable to make or maintain Eurodollar Loans as a result of a condition described in Section 12 or
(iii) defaults in its obligation to make Loans in accordance with the terms of this Agreement (such Bank being referred to as a "Defaulting Bank"), the Borrower may, within 90 days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing Section 12 to be applicable), or default, as the case may be, by notice (a "Replacement Notice") in writing to the Agent and such Affected Bank (A) request the Affected Bank to cooperate with the Borrower in obtaining a replacement bank satisfactory to the Agent and the Borrower (the "Replacement Bank"); (B) request the non-Affected Banks to acquire and assume all of the Affected Bank's Loans, but none of such Banks shall be under an obligation to do so; or (C) designate a Replacement Bank reasonably satisfactory to the Agent. If any satisfactory Replacement Bank shall be obtained, and/or any of the non-Affected Banks shall agree to acquire and assume all of the Affected Bank's Loans and Commitment then such Affected Bank shall, so long as no Event of Default shall have occurred and be continuing, assign, in accordance with Section 34, all of its Commitment, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such Replacement Bank or non-Affected Banks, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Bank; provided, however, that
(x) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Bank and such Replacement Bank and/or non-Affected Banks, as the case may be, and (y) prior to any such assignment, the Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Section Section 13, 14 and
16. Upon the effective date of such assignment, the Borrower shall issue replacement Notes to such Replacement Bank and/or non-Affected Banks, as the case may be, and such Replacement Bank shall become a "Bank" for all purposes under this Agreement and the other Loan Documents.

                  (b) Advances by Agent. The Agent may (unless earlier notified to the contrary by any Bank by 12:00 noon (New York time) one (1) Business Day prior to any Drawdown Date) assume that each Bank has made available (or will before the end of such Business Day make available) to the Agent the amount of such Bank's Line Percentage with respect to the Loans to be made on such Drawdown Date, and the Agent may (but shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes such amount available to the Agent on a date after such Drawdown Date, such Bank shall pay the Agent on demand an amount equal to the product of
(i) the average, computed for the period referred to in clause (iii) below, of the weighted average annual interest rate paid by the Agent for federal funds acquired by the Agent, during each day included in such period times (ii) the amount equal to such Bank's Line Percentage of such Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to but not including the date on which the amount equal to such Bank's Line Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If such amount is not in fact made available to the Agent by such Bank within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower, with interest thereon at the applicable rate per annum.

         Section 20. FEES AND EXPENSES.

                  (a) Whether or not the transactions contemplated herein shall be consummated, the Borrower hereby promises to reimburse the Agent for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and expenses) incurred or expended in connection with the preparation, filing or recording, or interpretation of this Agreement, the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof. The Borrower further promises to reimburse the Agent and the Banks for all reasonable out-of-pocket fees and disbursements (including all reasonable legal fees and the allocable cost of in-house attorneys' fees) incurred or expended in connection with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or under any other Loan Document, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder.

                  (b) The Borrower agrees to pay to the Agent for the account of the Banks a fee (the "Facility Fee") on the Line equal to the Applicable Facility Rate multiplied by the Line. The Facility Fee shall be payable for the period from and after the Closing Date quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on April 1, 1998 with a final payment on the Maturity Date (or on the date of termination in full of the Line, if earlier). The Facility Fee shall be distributed pro rata among the Banks in accordance with each Bank's Line Percentage.

                  (c) In the event that the average outstanding amount of the Loans (as defined in the Credit Agreement) plus the average Maximum Drawing Amount of the Letters of Credit (as defined in the Credit Agreement) in any calendar quarter (collectively, the "Average Quarterly Utilization Amount") exceeds fifty percent (50%) of the Total Commitment (as defined in the Credit Agreement) in effect during such calendar quarter, the Borrower agrees to pay to the Agent for the account of the Banks a fee (the "Utilization Fee") equal to 0.05% per annum on the average utilized portion of the Line. If applicable, the Utilization Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediate preceding calendar quarter (or such lesser period of time as has elapsed since the Closing Date), commencing April 1, 1998 with a final payment on the Maturity Date (or on the date of termination in full of the Line if earlier). The Utilization Fee shall be distributed pro rata among the Banks in accordance with each Bank's Line Percentage.

         Section 21. CHARGES TO BORROWER'S ACCOUNT. All payments to be made by the Borrower hereunder shall be made in Dollars in immediately available funds at the Agent's Head Office, without set-off or counterclaim and without any withholding or deduction whatsoever. The Borrower authorizes the Agent to charge any of its accounts with the Agent for any amounts due and payable with respect to the Line. The Borrower may also pay such amounts by wire transfer or other means of providing good funds to the Agent on the due date thereof.

         Section 22 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks that:

         Section 22.1. CORPORATE AUTHORITY.

                  (a) Incorporation; Good Standing. The Borrower and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction in which its property or business as presently conducted or contemplated makes such qualification necessary, except where a failure to be so qualified would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries as a whole.

                  (b) Authorization. The execution, delivery and performance of the Loan Documents and the transactions contemplated hereby (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on the part of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries so as to materially adversely affect the assets, business or any activity of the Borrower and its Subsidiaries as a whole, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any of its Subsidiaries or any agreement or other instrument binding upon the Borrower or any of its Subsidiaries.

                  (c) Enforceability. The execution, delivery and performance of the Loan Documents by the Borrower will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 22.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance of the Loan Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained and those required after the date hereof in connection with the Borrower's and its Subsidiaries' performance of their covenants contained in Section Section 23, 24 and 25 hereof.

         Section 22.3 TITLE TO PROPERTIES; LEASES. The Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet as at the Balance Sheet Date or acquired since that date (except property and assets operated under capital leases or sold or otherwise disposed of in the ordinary course of business since that date), subject to no mortgages, Capitalized Leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

         Section 22.4 FINANCIAL STATEMENTS; SOLVENCY.

                  (a) There have been furnished to the Banks (i) consolidated balance sheets of the Borrower and its Subsidiaries dated the Balance Sheet Date and consolidated statements of operations for the fiscal periods then ended,
(ii) cash flow statements, consolidated balance sheets and consolidated statements of income of City

Management and its Subsidiaries dated June 30, 1997 for the fiscal year then ended and (iii) with respect to City Management and its Subsidiaries, a "Report on Audits of Financial Statements for the Consolidated Years Ended June 30, 1996" and a "Report on Audits of Financial Statements for the Consolidated Years Ended June 30, 1996" (the materials described in clauses (ii) and (iii) referred to herein as "City Management Financials"), in each case, with the exception of the materials described in clause (ii), certified by the Accountants. All said balance sheets, statements of operations and City Management Financials have been prepared in accordance with GAAP (but, in the case of any of such financial statements which are unaudited, only to the extent GAAP is applicable to interim unaudited reports), fairly present the financial condition of the Borrower and its Subsidiaries or City Management and its Subsidiaries, as applicable, on a consolidated basis as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited interim financial statements, to changes resulting from audit and normal year-end adjustments and to the absence of complete footnotes. There are no contingent liabilities of the Borrower and its Subsidiaries or City Management and its Subsidiaries involving material amounts, known to the officers of the Borrower which have not been disclosed in said balance sheets and the related notes thereto or otherwise in writing to the Banks.

                  (b) The Borrower and its Subsidiaries on a consolidated basis (both before and after giving effect to the transactions contemplated by this Agreement, including the City Management Acquisition) are solvent (i.e., they have assets having a fair value in excess of the amount required to pay their probable liabilities on their existing debts as they become absolute and matured) and have, and expect to have, the ability to pay their debts from time to time incurred in connection therewith as such debts mature.

         Section 22.5 NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there have occurred no material adverse changes in the consolidated financial condition, business or assets of the Borrower and its Subsidiaries, taken together as shown on or reflected in the consolidated balance sheets of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statements of income for the period then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, business or assets of the Borrower and its Subsidiaries, taken together. Since the Balance Sheet Date, there have not been any Distributions (including Distributions by the Borrower) other than as permitted by Section 24.5 hereof. Since June 30, 1997 there have occurred no material adverse changes in the consolidated financial condition, business or assets of City Management and its Subsidiaries taken together as shown on or reflected in the consolidated balance sheets of City Management and its Subsidiaries as at June 30, 1997, or the consolidated statements of income for the period then ended other than changes in the ordinary course of business which have not had any material adverse effect either individually or in the aggregate on the financial condition, business or assets of City Management and its Subsidiaries, taken together.

         Section 22.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole) without known conflict with any rights of others other than a conflict which would not have a material adverse effect on the financial condition, business or assets of the Borrower and its Subsidiaries as a whole.

         Section 22.7 LITIGATION. Except as set forth on Schedule 6.7 to the Credit Agreement, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board which, either in any case or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, business, or assets of the Borrower and its Subsidiaries, considered as a whole, or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet or which question the validity of any of the Loan Documents to which the Borrower or any of its Subsidiaries is a party, or any action taken or to be taken pursuant hereto or thereto.

         Section 22.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower's or such Subsidiary's officers has or could reasonably be expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, considered as a whole. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower's or its Subsidiary's officers has or could reasonably be expected to have any materially adverse effect on the financial condition, business or assets of the Borrower and its Subsidiaries, considered as a whole, except as otherwise reflected in adequate reserves as required by GAAP.

         Section 22.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is (a) violating any provision of its charter documents or by-laws or (b) any agreement or instrument to which any of them may be subject or by which any of them or any of their properties may be bound or any decree, order, judgment, or any statute, license, rule or regulation, in a manner which could (in the case of such agreements or such instruments) reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, business or assets of the Borrower and its Subsidiaries, considered as a whole.

         Section 22.10 TAX STATUS. The Borrower and its Subsidiaries have filed all federal, state, provincial and territorial income and all other tax returns, reports and declarations (or obtained extensions with respect thereto) required by applicable law to be filed by them (unless and only to the extent that the Borrower or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes as required by
GAAP); and have paid all taxes and other governmental assessments and charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof which in the aggregate are not material to the financial condition, business or assets of the Borrower or such Subsidiary on an individual basis or of the Borrower and its Subsidiaries on a consolidated basis) that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and, as required by GAAP, have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except to the extent contested in the manner permitted in the preceding sentence, there are no unpaid taxes in any material amount claimed by the taxing authority of any jurisdiction to be due and owing by the Borrower or any Subsidiary, nor do the officers of the Borrower or any of its Subsidiaries know of any basis for any such claim.

         Section 22.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

         Section 22.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding Company", or a "subsidiary Company" of a "holding Borrower", or an "affiliate" of a "holding Company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any of them a "registered investment Company", or an "affiliated Company" or a "principal underwriter" of a "registered investment Company", as such terms are defined in the Investment Company Act of 1940, as amended.

         Section 22.13 ABSENCE OF FINANCING STATEMENTS, ETC. Except as permitted by Sections 24.1 and 24.2 of this Agreement, there is no Indebtedness senior to the Obligations, and there is no effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, which purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or right thereunder.

         Section 22.14 EMPLOYEE BENEFIT PLANS.

                           Section 22.14.1 IN GENERAL. Each Employee Benefit
                  Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA, as applicable, and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. Promptly upon the request of any Bank or the

                  Agent, the Borrower will furnish to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                           Section 22.14.2 TERMINABILITY OF WELFARE PLANS. Under
                  each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA) . The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                           Section 22.14.3 GUARANTEED PENSION PLANS. Each
                  contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
                  Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                           Section 22.14.4 MULTIEMPLOYER PLANS. Neither the
                  Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         Section 22.15 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries have taken all necessary steps to investigate the past and present condition and usage of the Real Property and the operations conducted by the Borrower and its Subsidiaries and, based upon such diligent investigation, have determined that, except as set forth on Schedule 6.15 to the Credit Agreement:

                  (a) Neither the Borrower, its Subsidiaries, nor any operator of their properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any United States or Canadian federal, state, provincial, territorial or local statute, regulation, ordinance, order or decree relating to health, safety, waste transportation or disposal, or the environment (the "Environmental Laws"), which violation would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries on a consolidated basis.

                  (b) Except as described on Schedule 6.15 to the Credit Agreement, neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state, provincial, territorial or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws, excluding household hazardous waste ("Hazardous Substances"), which any one of them has generated, transported or disposed of, has been found at any site at which a federal, state, provincial, territorial or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the Release of Hazardous Substances.

                  (c) (i) No portion of the Real Property or other assets of the Borrower and its Subsidiaries has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, except as would not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries on a consolidated basis; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries, or operators of the Real Property or other assets of the Borrower and its Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws, except for occurrences that would not have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries on a consolidated basis; (iii) there have been no unpermitted Releases or threatened Releases of Hazardous Substances on, upon, into or from the Real Property or other assets of the Borrower or its Subsidiaries, which Releases would have a material adverse effect on the value of such properties; (iv) to the best of the Borrower's and its Subsidiaries' knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of the Real Property or other assets of the Borrower or its Subsidiaries which, through soil or groundwater contamination, may have come to be located on, and which would reasonably be expected to have a material adverse effect on the value of, such properties; and (v) in addition, any Hazardous Substances that have been generated on the Real Property or other assets of the Borrower or its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's and its Subsidiaries' knowledge, operating in compliance with such permits and applicable Environmental Laws.

                  (d) None of the Real Property or other assets of the Borrower or its Subsidiaries or any of the stock (or assets) being acquired with proceeds of Loans is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

         Section 22.16 TRUE COPIES OF CHARTER AND CITY MANAGEMENT ACQUISITION DOCUMENTS. The Borrower has furnished the Agent copies, in each case true and complete as of the Closing Date, of (a) all charter and other incorporation documents (together with any amendments thereto) and by-laws (together with any amendments thereto) or (b) a certificate certifying that such documents have not changed since August 7, 1997. The Borrower has heretofore furnished to the Agent true, complete and correct copies of the City Management Acquisition Documents (including all schedules, exhibits and annexes thereto). The City Management Acquisition Documents have not subsequently been amended, supplemented, or modified and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby.

         Section 22.17 DISCLOSURE. No representation or warranty made by the Borrower in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Banks or the Agent by or on behalf of or at the request of the Borrower in connection with any of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.

         Section 22.18 PERMITS AND GOVERNMENTAL AUTHORITY. All permits (other than those the absence of which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole) required for the construction and operation of all landfills currently owned or operated by the Borrower or any of its Subsidiaries have been obtained and remain in full force and effect and are not subject to any appeals or further proceedings or to any unsatisfied conditions that may allow material modification or revocation. Neither the Borrower nor any of its Subsidiaries, nor, to the knowledge of the Borrower and its Subsidiaries, the holder of such permits is in violation of any such permits, except for any violation which would not have a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries as a whole.


         Section 23 AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans hereunder, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

                  Section 23.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, fees and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and such other Loan Documents.

                  Section 23.2 MAINTENANCE OF U.S. OFFICE. The Borrower will maintain its chief executive offices at Houston, Texas, or at such other place in the United States of America as the Borrower shall designate upon 30 days' prior written notice to the Agent.

                  Section 23.3 RECORDS AND ACCOUNTS. The Borrower will, and will cause each of its Subsidiaries to, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and with the requirements of all regulatory authorities and maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

                  Section 23.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Banks:

                           (a) as soon as practicable, but, in any event not
                  later than 92 days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, consolidated statements of cash flows, and the related consolidated statements of operations, each setting forth in comparative form the figures for the previous fiscal year, all such consolidated financial statements to be in reasonable detail, prepared, in accordance with GAAP and, with respect to the consolidated financial statements, certified by

                  Coopers & Lybrand LLP or by other independent auditors selected by the Borrower and reasonably satisfactory to the Banks (the "Accountants"). In addition, simultaneously therewith, the Borrower shall provide the Banks with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

                           (b) as soon as practicable, but in any event not
                  later than 47 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, copies of the consolidated balance sheet and statement of operations of the Borrower and its Subsidiaries as at the end of such quarter, subject to year-end adjustments, and the related consolidated statement of cash flows, all in reasonable detail and prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) with a certification by the principal financial or accounting officer of the Borrower (the "CFO or the CAO") that the consolidated financial statements are prepared in accordance with GAAP (to the extent GAAP is applicable to interim unaudited financial statements) and fairly present the consolidated financial condition of the Borrower and its Subsidiaries on a consolidated basis as at the close of business on the date thereof and the results of operations for the period then ended, it being understood that no such statement need be accompanied by complete footnotes;

                           (c) simultaneously with the delivery of the financial
                  statements referred to in (a) and (b) above, a certificate in the form of Exhibit C hereto (the "Compliance Certificate") signed by the CFO or the CAO or the Borrower's corporate treasurer, stating that the Borrower and its Subsidiaries are in compliance with the covenants contained in Section 23, 24 and 25 hereof as of the end of the applicable period and setting forth in reasonable detail computations evidencing such compliance with respect to the covenants contained in Sections 24.1(f), 24.3, 24.4, 24.5, and 25 hereof and that no Default or Event of Default exists, provided that if the Borrower shall at the time of issuance of such Compliance Certificate or at any other time obtain knowledge of any Default or Event of Default, the Borrower shall include in such certificate or otherwise deliver forthwith to the Banks a certificate specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

                           (d) contemporaneously with, or promptly following,
                  the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the Borrower's and its Subsidiaries' stockholders generally; and

                           (e) from time to time such other financial data and
                  other information as the Banks may reasonably request.

                  The Borrower hereby authorizes each Bank to disclose any information obtained pursuant to this Agreement to all appropriate governmental regulatory authorities where required by law; provided, however, this authorization shall not be deemed to be a waiver of any rights to object to the disclosure by the Banks of any such information which the Borrower has or may have under the federal Right to Financial Privacy Act of 1978, as in effect from time to time, except as to matters specifically permitted therein.

                  Section 23.5 CORPORATE EXISTENCE AND CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary, to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, corporate rights and franchises; and effect and maintain its foreign qualifications (except where the failure of the Borrower or any Subsidiary to remain so qualified would not materially adversely impair the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis), licensing, domestication or authorization except as terminated by its Board of Directors in the exercise of its reasonable judgment; provided that such termination would not have a material adverse effect on the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis. The Borrower will not, and will cause its Subsidiaries not to, become obligated under any contract or binding arrangement which, at the time it was entered into, would materially adversely impair the financial condition, business or assets of the Borrower and its Subsidiaries, on a consolidated basis. The Borrower will, and will cause each Subsidiary to, continue to engage primarily in the businesses now conducted by it and in related businesses.

                  Section 23.6 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause its Subsidiaries to, cause all material properties used or useful in the conduct of their businesses to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower and its Subsidiaries may be necessary so that the businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this section shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which does not in the aggregate materially adversely affect the financial condition, business or assets of the Borrower and its Subsidiaries on a consolidated basis.

                  Section 23.7 INSURANCE. The Borrower will, and will cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, funds or underwriters, insurance of the kinds, covering the risks (other than risks arising out of or in any way connected with personal liability of any officers and directors thereof) and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Borrower and its Subsidiaries, in amounts substantially similar to the existing coverage policies maintained by the Borrower and its Subsidiaries, copies of which have been provided to the Agent. In addition, the Borrower will furnish from time to time, upon any Bank's request, a summary of the insurance coverage of the Borrower and its Subsidiaries, which summary shall be in form and substance satisfactory to the Banks and, if requested by any of the Banks, will furnish to the Agent and such Bank copies of the applicable policies.

                  Section 23.8 TAXES. The Borrower will, and will cause its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges (other than taxes, assessments and other governmental charges imposed by jurisdictions other than the United States, Canada or any political subdivision thereof, which in the aggregate are not material to the business, financial conditions, or assets of the Borrower and its Subsidiaries on a consolidated basis) imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies, which if unpaid might by law become a lien or charge upon any of its property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto as required by GAAP; and provided, further, that the Borrower or such Subsidiary will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  Section 23.9 INSPECTION OF PROPERTIES, BOOKS AND CONTRACTS. The Borrower will, and will cause its Subsidiaries to, permit the Agent or any Bank or any of their designated representatives, upon reasonable notice, to visit and inspect any of the properties of the Borrower and its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries, or contracts (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, all at such times and intervals as may be reasonably requested.

                  Section 23.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS; MAINTENANCE OF MATERIAL LICENSES AND PERMITS. The Borrower will, and will cause each Subsidiary to, (i) comply with the provisions of its charter documents and by-laws; (ii) comply in all material respects with all agreements and instruments by which it or any of its properties may be bound; (iii) comply with all applicable laws and regulations (including Environmental Laws), decrees, orders, judgments, licenses and permits, including, without limitation, all environmental permits ("Applicable Requirements"), except where noncompliance with such Applicable Requirements would not reasonably be expected to have a material adverse effect in the aggregate on the consolidated financial condition, properties or businesses of the Borrower and its Subsidiaries; and (iv) maintain all material operating permits for all landfills now owned or hereafter acquired; and (v) dispose of hazardous waste only at licensed disposal facilities operating, to the best of the Borrower's or such Subsidiary's knowledge after reasonable inquiry, in compliance with Environmental Laws. If at any time any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any Subsidiary may fulfill any of its obligations hereunder or under any other Loan Document, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Banks with evidence thereof.

                  Section 23.11 ENVIRONMENTAL INDEMNIFICATION. The Borrower covenants and agrees that it will indemnify and hold the Banks and the Agent and their respective affiliates, and each of the representatives, agents and officers of each of the foregoing, harmless from and against any and all claims, expense, damage, loss or liability incurred by the Banks or the Agent (including all costs of legal representation incurred by the Banks or the Agent) relating to (a) any Release or threatened Release of Hazardous Substances on the Real Property; (b) any violation of any Environmental Laws or Applicable Requirements with respect to conditions at the Real Property or other assets of the Borrower or its Subsidiaries, or the operations conducted thereon; or
         (c) the investigation or remediation of offsite locations at which the Borrower, any of its Subsidiaries, or their predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and satisfaction of all other Obligations hereunder and shall inure to the benefit of the Banks, the Agent and their affiliates, successors and assigns.

                  Section 23.12 FURTHER ASSURANCES. The Borrower will cooperate with the Agent and execute such further instruments and documents as the Agent shall reasonably request to carry out to the Banks' satisfaction the transactions contemplated by this Agreement.

                  Section 23.13 NOTICE OF POTENTIAL CLAIMS OR LITIGATION. The Borrower shall deliver to the Banks, within 30 days of receipt thereof, written notice of the initiation of any action, claim, complaint, or any other notice of dispute or potential litigation against the Borrower or any of its Subsidiaries wherein the potential liability is in excess of $10,000,000 together with a copy of each such notice received by the Borrower or any of its Subsidiaries.

                  Section 23.14 NOTICE OF CERTAIN EVENTS CONCERNING INSURANCE AND ENVIRONMENTAL CLAIMS.

                  (a) The Borrower will provide the Banks with written notice as to any material cancellation or material adverse change in any insurance of the Borrower or any of its Subsidiaries within ten (10) Business Days after the Borrower's or any of its Subsidiary's receipt of any notice (whether formal or informal) of such material cancellation or material change by any of its insurers.

                  (b) The Borrower will promptly notify the Banks in writing of any of the following events:

                                    (i) upon the Borrower's or any Subsidiary's
                           obtaining knowledge of any violation of any Environmental Law regarding the Real Property or the Borrower's or any Subsidiary's operations which violation could have a material adverse effect on the business, financial condition, or assets of the Borrower and its Subsidiaries on a consolidated basis;

                                    (ii) upon the Borrower's or any Subsidiary's
                           obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into the Real Property which could materially affect the business, financial condition, or assets of the Borrower and its Subsidiaries on a consolidated basis;

                                    (iii) upon the Borrower's or any
                           Subsidiary's receipt of any notice of any material violation of any Environmental Law or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including any federal, state, provincial, territorial or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower's, any Subsidiary's or any Person's operation of the Real Property, (B) contamination on, from, or into the Real Property, or (C) investigation or remediation of offsite locations at which the Borrower, any Subsidiary, or its predecessors are alleged to have directly or indirectly Disposed of Hazardous Substances, and with respect to which the liability associated therewith could be reasonably expected to exceed $10,000,000; or

                                    (iv) upon the Borrower's or any Subsidiary's
                           obtaining knowledge that any expense or loss which individually or in the aggregate exceeds $10,000,000 has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or any Subsidiary may be liable or for which a lien may be imposed on the Real Property.

                  Section 23.15 NOTICE OF DEFAULT. The Borrower will promptly notify the Banks in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or any other note, evidence of indebtedness, indenture or other obligation evidencing indebtedness in excess of $10,000,000 as to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith upon obtaining actual knowledge thereof give written notice thereof to the Banks, describing the notice of action and the nature of the claimed default.

                  Section 23.16 USE OF PROCEEDS. The proceeds of the Loans shall be used for general corporate purposes and to refinance certain existing debt of the Borrower and City Management in connection with the Borrower's acquisition of City Management. No proceeds of the Loans shall be used in any way that will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  Section 23.17 CERTAIN TRANSACTIONS. Except as disclosed in filings made by the Borrower under the Securities Exchange Act of 1934 prior to the Closing Date, and except for arm's length transactions pursuant to which the Borrower or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any Subsidiary are presently or shall be a party to any transaction with the Borrower or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower or any Subsidiary, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         Section 24 CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans hereunder, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

                  Section 24.1 RESTRICTIONS ON INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries shall become or be a guarantor or surety of, or otherwise create, incur, assume, or be or remain liable, contingently or otherwise, with respect to any Indebtedness, or become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services or otherwise) with respect to any Indebtedness of any other Person, or incur any Indebtedness other than:

                           (a) Indebtedness of the Borrower and Guarantors under
                  the Credit Agreement;

                           (b) Indebtedness arising under this Agreement or the
                  other Loan Documents;

                           (c) Existing Indebtedness of the Borrower and its
                  Subsidiaries listed on Schedule 8.1(b) to the Credit Agreement on the terms and conditions in effect as of the date hereof, including extensions, renewals and refinancing of such Indebtedness in amounts no greater than and on terms no more restrictive than existed on August 7, 1997;

                           (d) (i) Indebtedness incurred by the Borrower or any
                  Subsidiary with respect to any suretyship or performance bond incurred in the ordinary course of its business (other than landfill closure bonds); and

                               (ii) Guarantees of the Subsidiaries' obligations
                  to governmental authorities in lieu of the posting of any landfill closure bonds;

                           (e) Unsecured Indebtedness of the Borrower, including
                  commercial paper, which is pari passu or subordinated to the Obligations; provided that there does not exist a Default or Event of Default at the time of the incurrence of such Indebtedness and no Default or Event of Default would be created by incurrence of such Indebtedness;

                           (f) (i) Indebtedness of the Borrower's Subsidiaries,
                  (ii) secured Indebtedness of the Borrower, (iii) Indebtedness with respect to landfill closure bonds of the Borrower's Subsidiaries, and (iv) Indebtedness with respect to Permitted Receivables Transactions; provided that the aggregate amount of all such Indebtedness in this 24.1(f) shall not exceed 7.5% of Consolidated Tangible Assets at any time;

                           (g) Indebtedness of Sanifill with respect to the
                  Sanifill Convertible Subordinated Debt;

                           (h) Other Indebtedness of the Canadian Subsidiaries
                  of the Borrower in an aggregate amount outstanding not in excess of $50,000,000; and

                           (i) Indebtedness of United with respect to the United
                  Indenture.

                  Section 24.2 RESTRICTIONS ON LIENS. The Borrower will not, and will cause its Subsidiaries not to, create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any property or assets of any character, whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than 30 days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except as follows (the "Permitted Liens"):

                           (a) Liens listed on Schedule 8.2(a) of the Credit
                  Agreement;

                           (b) Liens securing Indebtedness permitted by Section
                  24.1(d)(i) hereof; provided that the assets subject to such liens and security interests shall be limited to those contracts to which such guaranty, suretyship or indemnification obligations relate and the rights to payment thereunder;

                           (c) Liens securing Indebtedness permitted under
                  Section 24.1(f) (provided that Liens created pursuant to a Permitted Receivables Transaction are only on the receivables so transferred and secure only the obligations with respect thereto) and Section 24.1(h);

                           (d) Liens to secure taxes, assessments and other
                  government charges in respect of obligations not overdue;

                           (e) Deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (f) Liens in respect of judgments or awards which
                  have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower (or any Subsidiary) shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Borrower maintains adequate reserves;

                           (g) Liens of carriers, warehousemen, mechanics and
                  materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, provided that such liens may continue to exist for a period of more than 120 days if the validity or amount thereof shall currently be contested by the Borrower (or any Subsidiary) in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto as required by GAAP and provided further that the

                  Borrower (or any Subsidiary) will pay any such claim forthwith upon commencement of proceedings to foreclose any such lien; and

                           (h) Encumbrances consisting of easements, rights of
                  way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or any Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any of its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Borrower or any Subsidiary individually or of the Borrower and its Subsidiaries on a consolidated basis.

                  The Borrower covenants and agrees that if it or any of its Subsidiaries shall create or assume any lien upon any of their respective properties or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent shall have been obtained from the Banks), the Borrower will make or cause to be made effective provision whereby the Obligations will be secured by such lien equally and ratably with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured; provided, that the covenants of the Borrower contained in this sentence shall only be in effect for so long as the Borrower shall be similarly obligated under any other Indebtedness; provided, further, that an Event of Default shall occur for so long as such other Indebtedness becomes secured notwithstanding any actions taken by the Borrower to ratably secure the Obligations hereunder.

                  Section 24.3 RESTRICTIONS ON INVESTMENTS. Except to the extent provided in Section 24.4, neither The Borrower nor any Subsidiary may make or permit to exist or to remain outstanding any Investment, unless both before and after giving effect thereto (i) the Borrower and its Subsidiaries are in compliance with the covenants set forth in Sections 23, 24 and 25 hereof; (ii) there does not exist a Default or Event of Default and no Default or Event of Default would be created by the making of such Investment; and (iii) the aggregate amount of all Investments (excluding Investments in (A) direct obligations of the United States of America or any agency thereof having maturities of less than one (1) year, (B) certificates of deposit having maturities of less than one (1) year, issued by commercial banks in the United States or Canada having capital and surplus of not less than $100,000,000, and (C) wholly owned Subsidiaries) does not exceed 15% of Consolidated Tangible Assets; provided, that the ability of the Borrower and its Subsidiaries to incur any Indebtedness in connection with any Investment permitted by this Section 24.3 shall be governed by
         Section 24.1.

                  Section 24.4 MERGERS, CONSOLIDATIONS, SALES.

                           (a) Neither the Borrower nor any Subsidiary shall be
                  a party to any merger, consolidation or exchange of stock unless the Borrower shall be the surviving entity with respect to any such transaction to which the Borrower is a party or a Subsidiary shall be the surviving entity (and continue to be a Subsidiary) with respect to any such transactions to which one or more Subsidiaries is a party (and the conditions set forth below are satisfied), or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership, membership or joint venture or other interest in, any other Person except as otherwise provided in Section 24.3 or this Section 24.4. Notwithstanding the foregoing, The Borrower and its Subsidiaries may purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or joint venture or other interest in, any Person if the following conditions have been met: (i) the proposed transaction will not otherwise create a Default or an Event of Default hereunder; (ii) the business to be acquired predominantly involves the collection, transfer, hauling, disposal or recycling of solid waste (excluding hazardous waste as that term is defined in RCRA) or thermal soil remediation; (iii) the business to be acquired operates predominantly (A) in North America or (B) outside North America, provided, that the aggregate amount of such acquisitions under this clause (B) does not exceed five percent (5%) of Consolidated Tangible Assets; and (iv) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof, of the business to be acquired has approved such acquisition. Notwithstanding anything herein to the contrary, the ability of the Borrower and its Subsidiaries to incur any Indebtedness in connection with any transaction permitted pursuant to this Section 24.4 shall be governed by Section 24.1.

                           (b) Neither the Borrower nor any Subsidiary shall
                  sell, transfer, convey or lease any assets or group of assets including the sale or transfer of any property owned by the Borrower or any Subsidiary in order then or thereafter to lease such property or lease other property which the Borrower or such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred (except (1) transfers of personal property among Subsidiaries of the Borrower which are wholly owned by the Borrower and (2) so long as no Default or Event of Default has occurred and is continuing, or would result therefrom, sales of assets in the ordinary course of business between the date hereof and the Maturity Date with an aggregate value not greater than ten percent (10%) of Consolidated Total Assets, as set forth in the most recent financial statements delivered to the Banks pursuant to Section 23.4 hereof) or sell or assign, with or without recourse, any receivables (except accounts receivable more than sixty (60) days past due sold or assigned in the ordinary course of collecting past due accounts, or pursuant to a Permitted Receivables Transaction).

                  Section 24.5 RESTRICTED DISTRIBUTIONS AND REDEMPTIONS. Neither the Borrower nor any of its Subsidiaries will (a) declare or pay any Distributions, or (b) redeem, convert, retire or otherwise acquire shares of any class of its capital stock (other than in connection with a merger permitted by Section 24.4 hereof or conversion into another form of equity of any preferred shares of the Borrower existing as of the Closing Date pursuant to the terms thereof); provided that the

         Borrower and its Subsidiaries may pay cash dividends and redeem stock in an aggregate amount not to exceed (x) $25,000,000 plus (y) on a cumulative basis, 50% of positive Consolidated Net Income after December 31, 1995. Notwithstanding the above, any Subsidiary may make Distributions to the Borrower and the Borrower agrees that neither the Borrower nor any Material Subsidiary will enter into any agreement restricting Distributions from such Material Subsidiary to the Borrower.

                  Section 24.6 EMPLOYEE BENEFIT PLANS. None of the Borrower, any of its Subsidiaries, or any ERISA Affiliate will:

                           (a) engage in any "prohibited transaction" within the
                  meaning of 9406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower on a consolidated basis; or

                           (b) permit any Guaranteed Pension Plan to incur an
                  "accumulated funding deficiency", as such term is defined in
                  Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                           (c) fail to contribute to any Guaranteed Pension Plan
                  to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower pursuant to Section 302(f) or Section 4068 of ERISA; or

                           (d) permit or take any action which would result in
                  the aggregate benefit liabilities (within the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                  The Borrower and its Subsidiaries will (i) promptly upon the request of any Bank or the Agent, furnish to the Banks a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Banks any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and
         4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

         Section 25 FINANCIAL COVENANTS OF THE BORROWER. The Borrower agrees that, so long as any Obligation is outstanding or the Banks have any obligation to make Loans hereunder, it shall, and shall cause its Subsidiaries to, comply with the following covenants:

                  Section 25.1 INTEREST COVERAGE RATIO. As of the end of any fiscal quarter of the Borrower, the ratio of (a) EBIT for the period of four consecutive fiscal quarters ending on that date to (b) Consolidated Total Interest Expense for such period shall not be less than 3.00:1.

                  Section 25.2 DEBT TO TOTAL CAPITALIZATION.

                           (a) The ratio of (i) Funded Debt to (ii) Consolidated
                  Total Capitalization shall not exceed 0.58:1 at any time; and

                           (b) The ratio of (i) Funded Debt to (ii) Consolidated
                  Total Capitalization shall not exceed 0.55:1 at the end of any two consecutive fiscal quarters of the Borrower.

         Section 26 CONDITIONS PRECEDENT.

                  Section 26.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligations of the Banks to make any Loans and otherwise be bound by the terms of this Agreement shall be subject to the satisfaction of each of the following conditions precedent:

                           Section 26.1.1 CORPORATE ACTION. All corporate action
                  necessary for the valid execution, delivery and performance by the Borrower of the Loan Documents shall have been duly and effectively taken, and evidence thereof certified by authorized officers of the Borrower and satisfactory to the Agent shall have been provided to the Agent.

                           Section 26.1.2 LOAN DOCUMENTS, ETC. Each of the Loan
                  Documents and other documents listed on the closing agenda shall have been duly and properly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect in a form satisfactory to the Agent.

                           Section 26.1.3 CERTIFIED COPIES OF CHARTER DOCUMENTS.
                  The Agent shall have received from the Borrower (a) a copy, certified by a duly authorized officer of the Borrower to be true and complete on the Closing Date, of its charter or other incorporation documents as in effect on such date of certification and its by-laws as in effect on such date, or
                  (b) a certificate of a duly authorized officer of the Borrower certifying that such documents have not changed since August 7, 1997.

                           Section 26.1.4 INCUMBENCY CERTIFICATE. The Agent
                  shall have received an incumbency certificate, dated as of the Closing Date, signed by duly authorized officers giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign the Loan Documents on behalf of the Borrower and Sanifill; and (b) to give notices, make Loan Requests and to take other action on the Borrower's behalf under the Loan Documents.

                           Section 26.1.5 CERTIFICATES OF INSURANCE. The Agent
                  shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, or within 15 days prior thereto, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Loan Documents and (ii) copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer).

                           Section 26.1.6 OPINIONS OF COUNSEL. The Agent shall
                  have received favorable legal opinions from counsel to the Borrower addressed to the Agent, dated the Closing Date, in form and substance satisfactory to the Agent.

                           Section 26.1.7 SATISFACTORY FINANCIAL CONDITION. No
                  material adverse change, in the judgment of the Agent, shall have occurred in the financial condition, results of operations, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since the most recent financial statements and projections provided to the Agent.

                           Section 26.1.8 CITY MANAGEMENT ACQUISITION. The City
                  Management Acquisition shall have been successfully completed on terms no less favorable to the Borrower than the terms set forth in the City Management Acquisition Agreement, and evidence thereof satisfactory to the Agent, including, without limitation, a legal opinion as to the completion of the City Management Acquisition, shall have been furnished to the Agent.

                           Section 26.1.9 LIEN SEARCH RESULTS. The
                  Administrative Agent shall have received the results of UCC lien searches with respect to City Management and its Subsidiaries indicating no liens or encumbrances other than Permitted Liens.

         Section 26.2 PAYMENT OF CLOSING FEES. The Borrower shall have paid all closing fees as required under the Commitment Letter, dated as of December 12, 1997 from Morgan to the Borrower.

         Section 27 CONDITIONS TO ALL LOANS. The obligations of the Banks to make any Loan at the time of and subsequent to the Closing Date is subject to the following conditions precedent:

                  Section 27.1 REPRESENTATIONS TRUE. Each of the representations and warranties of the Borrower contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse to the business, assets or financial condition of the Borrower and its Subsidiaries as a whole, and to the extent that such representations and warranties relate expressly and solely to an earlier date).

                  Section 27.2 PERFORMANCE; NO EVENT OF DEFAULT. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by them prior to or at the time of the making of any Loan, and at the time of the making of any Loan, there shall exist no Default or Event of Default or condition which would result in a Default or an Event of Default upon consummation of such Loan. Each request for a Loan shall constitute certification by the Borrower that the conditions specified in Sections
         27.1 and 27.2 will be duly satisfied on the date of such Loan.

                  Section 27.3 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof which in the reasonable opinion of the Banks would make it illegal for the Banks to make Loans hereunder.

                  Section 27.4 GOVERNMENTAL REGULATION. The Banks shall have received from the Borrower and its Subsidiaries such statements in substance and form reasonably satisfactory to the Banks as they shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or the Office of the Superintendent of Financial Institutions.

                  Section 27.5 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall have been delivered to the Banks as of the date of the making of any extension of credit in substance and in form satisfactory to the Banks, including without limitation a Loan Request in the form attached hereto as Exhibit A, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Banks may reasonably request.

         Section 28. EVENTS OF DEFAULT; ACCELERATION; TERMINATION REMEDIES.

         Section 28.1. EVENTS OF DEFAULT.

         If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest or fees or other amounts owing hereunder (other than those specified in subsection (a) above) within (5) Business Days after the same shall become due and payable whether at the Maturity Date or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with the provisions of Sections 23, 24 or 25;

                  (d) the Borrower shall fail to perform any term, covenant or agreement contained herein or any of the other Loan Documents (other than those specified in subsections (a), (b) and (c) above) and such failure shall not be remedied within 30 days after written notice of such failure shall have been given to the Borrower by the Agent or any of the Banks;

                  (e) if any representation or warranty contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or repeated;

                  (f) if the Borrower or any of its Subsidiaries shall fail to pay when due, or within any applicable period of grace, any Indebtedness in an aggregate amount greater than $25,000,000, or fail to observe or perform any material term, covenant or agreement contained in any one or more agreements by which it is bound, evidencing or securing any Indebtedness in an aggregate amount greater than $25,000,000 for such period of time as would, or would have permitted (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or terminate its commitment with respect thereto;

                  (g) there shall be an "Event of Default" under the Credit Agreement or the Credit Agreement shall be cancelled or terminated;

                  (h) if the Borrower or any Material Subsidiary makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any Material Subsidiary or of any substantial part of the assets of the Borrower or any Material Subsidiary or commences any case or other proceeding relating to the Borrower or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Borrower or any Material Subsidiary or the Borrower or any Material Subsidiary indicates its approval thereof, consent thereto or acquiescence therein;

                  (i) if a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any Material Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Material Subsidiary in an involuntary case under federal bankruptcy laws of any jurisdiction as now or hereafter constituted, and such decree or order remains in effect for more than 30 days, whether or not consecutive;

                  (j) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any Subsidiary which, with other outstanding final judgments against the Borrower and its Subsidiaries exceeds in the aggregate $10,000,000 after taking into account any undisputed insurance coverage;

                  (k) if, with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any Subsidiary to the PBGC or the Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the partial or complete termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the appropriate United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

                  (l) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

                  (m) if any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common voting stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

THEN, or at any time thereafter:

so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration to the extent permitted by law or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Sections 28.1(h) or 28.1(i) hereof, all such amounts shall become immediately due And payable automatically and without any requirement of notice from the Agent or any Bank.

         Section 28.2. TERMINATION OF COMMITMENTS. If any Event of Default pursuant to Section 28.1(h) or 28.1(i) hereof shall occur, any unused portion of the Line hereunder shall forthwith terminate and the Banks and the Agent shall be relieved of all obligations to make Loans hereunder; or if any other Event of Default shall occur, the Majority Banks may by notice to the Borrower terminate the unused portion of the Line hereunder, and, upon such notice being given, such unused portion of the Line hereunder shall terminate immediately and the Banks and the Agent shall be relieved of all further obligations to make Loans hereunder. No termination of any portion of the Line hereunder shall relieve the Borrower of any of its existing obligations hereunder to the Banks or the Agent hereunder or elsewhere.

         Section 28.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans and other Obligations pursuant to 28.1, each Bank, upon notice to the other Banks, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including, without limitation, as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any legal or equitable right of such Bank, any recovery being subject to the terms of Section 42 hereof. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 29. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any Bank to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of the Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Banks or the Agent. Any amounts set off pursuant to this Section 29 shall be distributed ratably among all of the Banks by the Bank setting off such amounts. If any Bank fails to share such setoff ratably, the Agent shall have the right to withhold such Bank's share of any payments until each of the Banks shall have, in the aggregate, received a pro rata repayment.

         Section 30. THE AGENT.

         Section 30.1. APPOINTMENT, POWERS AND IMMUNITIES. Each Bank hereby irrevocably appoints and authorizes Morgan to act as Agent hereunder, provided, however, the Agent is hereby authorized to serve only as agent for the Banks and to exercise such powers as are reasonably incidental thereto and as are set forth in this Agreement and the other Loan Documents. The Agent hereby acknowledges that it does not have the authority to negotiate any agreement which would bind the Banks or agree to any amendment, waiver or modification of any of the Loan Documents or bind the Banks except as set forth in this Agreement or the other Loan Documents. Except as provided in this Agreement and the other Loan Documents, the Agent shall take action or refrain from acting only upon instructions of the Banks. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Bank except those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its affiliates shall be responsible to the Banks for any recitals, statements, representations or warranties made by the Borrower or any other Person whether contained herein or otherwise or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or for any failure by the Borrower or any other Person to perform its obligations hereunder or thereunder or in respect of the Notes. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Agent in its separate capacity as a Bank shall have the same rights and powers hereunder as any other Bank.

         Section 30.2. ACTIONS BY AGENT. The Agent shall be fully justified in failing or refusing to take any action under this Agreement as reasonably deemed appropriate unless it shall first have received the consent of the Majority Banks (or, when expressly required hereby, all of the Banks), and shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Loan Documents in accordance with the instruction of the Majority Banks (or, when expressly required hereby or thereby, all of the Banks), and such instruction and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes.

         Section 30.3. INDEMNIFICATION. Without limiting the obligations of the Borrower hereunder or under any of the other Loan Documents, the Banks agree to indemnify the Agent, its affiliates and its respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower), ratably in accordance with their respective Line Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent (or any agent thereof), IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         Section 30.4 REIMBURSEMENT. Without limiting the provisions of Sections 9(a), 19(b), and 29, the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent, if the Agent wishes to do so. If and to the extent that the Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent, refund to the Agent the sum paid to that Person. If, in the opinion of the Agent, the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         Section 30.5. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank represents that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Except as herein expressly provided to the contrary, the Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning any person which may come into the possession of the Agent or any of their affiliates. Each Bank shall have access to all documents relating to the Agent's performance of its duties hereunder at such Bank's request. Unless any Bank shall promptly object to any action taken by the Agent hereunder of which such Bank has actual knowledge (other than actions which require the prior consent of such Bank in accordance with the terms hereof or to which the provisions of Section 30.7 are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Bank shall be presumed to have approved the same.

         Section 30.6. RESIGNATION OF AGENT. The Agent may resign at any time by giving 60 days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Banks (other than the resigning Agent) shall have the right to appoint a successor Agent from among the Banks. If no successor to the Agent shall have been so appointed by the Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent from among the remaining Banks, which shall be a financial institution having a combined capital and surplus in excess of $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         Section 30.7. ACTION BY THE BANKS, CONSENTS, AMENDMENTS, WAIVERS, ETC. Any action to be taken (including the giving of notice) may be taken, any consent or approval required or permitted by this Agreement or any other Loan Documents to be given by the Banks may be given, any term of this Agreement or any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Majority Banks; provided, however, that no such consent or amendment which affects the rights, duties or liabilities of the Agent shall be effective without the written consent of the Agent. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Banks (a) increase the principal amount of the Line (or subject any Bank to any additional obligations), (b) reduce the principal of or interest on the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder,
(c) postpone any date fixed for any payment in respect of principal or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fee hereunder; (d) change the definition of "Majority Banks" or number of Banks which shall be required for the Banks or any of them to take any action under the Loan Documents; (e) amend this Section 30.7; or (f) change the Line Percentage of any Bank, except as permitted under Section 34 hereof.

         Section 30.8 DOCUMENTS. The Agent will forward to each Bank, promptly after receipt thereof, a copy of each notice or other document furnished to the Agent for such Bank hereunder.

         Section 31. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Banks and the Agent and their affiliates, as well as the Banks' and the Agent's and their affiliates' shareholders, directors, agents, officers, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby and relating to any Environmental Laws or Applicable Requirements, except any of the foregoing which result from the gross negligence or willful misconduct of any indemnified party. In any investigation, enforcement matter, proceeding or litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation against the Banks or Agent by third parties, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its expense, provided that such counsel shall be reasonably satisfactory to the Banks or Agent. The covenants of this Section 31 shall survive payment or satisfaction of payment of amounts owing with respect to any Note or other Loan Document and satisfaction of all of the Obligations, IT BEING THE INTENT OF THE PARTIES HERETO THAT ALL SUCH INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FOR THEIR ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE.

         Section 32 WITHHOLDING TAXES. The Borrower hereby agrees that:

                  (a) Any and all payments made by the Borrower hereunder shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature whatsoever, excluding, in the case of the Agent or the Banks or any holder of the Notes, (i) taxes imposed on, or measured by, its net income or profits, (ii) franchise taxes imposed on it, (iii) taxes imposed by any jurisdiction as a direct consequence of it, or any of its affiliates, having a present or former connection with such jurisdiction, including, without limitation, being organized, existing or qualified to do business, doing business or maintaining a permanent establishment or office in such jurisdiction, and (iv) taxes imposed by reason of its failure to comply with any applicable certification, identification, information, documentation or other reporting requirement (all such non-excluded taxes being hereinafter referred to as "Indemnifiable Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Indemnifiable Taxes pursuant to any applicable law, or governmental rule or regulation, then the Borrower will (i) direct to the relevant taxing authority the full amount required to be so withheld or deducted, (ii) forward to the Agent for delivery to the applicable

         Bank an official receipt or other documentation satisfactory to the Agent and the applicable Bank evidencing such payment to such taxing authority, and (iii) direct to the Agent for the account of the relevant Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each relevant Bank will equal the full amount such Bank would have received had no such withholding or deduction (including any Indemnifiable Taxes on such additional amounts) been required. Moreover, if any Indemnifiable Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank by reason of the Borrower's failure to properly deduct and withhold such Indemnifiable Taxes from such payment, the Agent or such Bank may pay such Indemnifiable Taxes and the Borrower will promptly pay all such additional amounts (including any penalties, interest or reasonable expenses) as is necessary in order that the net amount received by such Person after the payment of such Indemnifiable Taxes (including any Indemnifiable Taxes on such additional amount) shall equal the amount such Person would have received had not such Indemnifiable Taxes been asserted. Any such payment shall be made promptly after the receipt by the Borrower from the Agent or such Bank, as the case may be, of a written statement setting forth in reasonable detail the amount of the Indemnifiable Taxes and the basis of the claim.

                  (b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or any other similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrower hereby indemnifies and holds harmless the Agent and each Bank for the full amount of Indemnifiable Taxes or Other Taxes (including, without limitation, any Indemnifiable Taxes or Other Taxes imposed on amounts payable under this Section 32) paid by the Agent or such Bank, as the case may be, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, by reason of the Borrower's failure to properly deduct and withhold Indemnifiable Taxes pursuant to paragraph (a) above or to properly pay Other Taxes pursuant to paragraph (b) above. Any indemnification payment from the Borrower under the preceding sentence shall be made promptly after receipt by the Borrower from the Agent or Bank of a written statement setting forth in reasonable detail the amount of such Indemnifiable Taxes or such Other Taxes, as the case may be, and the basis of the claim.

                  (d) If the Borrower pays any amount under this Section 32 to the Agent or any Bank and such payee knowingly receives a refund of any taxes with respect to which such amount was paid, the Agent or such Bank, as the case may be, shall pay to the Borrower the amount of such refund promptly following the receipt thereof by such payee.

                  (e) In the event any taxing authority notifies the Borrower that it has improperly failed to deduct or withhold any taxes (other than Indemnifiable Taxes) from a payment made hereunder to the Agent or any Bank, the Borrower shall timely and fully pay such taxes to such taxing authority.

                  (f) The Agent or the Banks shall, upon the request of the Borrower, take reasonable measures to avoid or mitigate the amount of Indemnifiable Taxes required to be deducted or withheld from any payment made hereunder if such measures can be taken without such Person in its sole judgment suffering any legal, regulatory or economic disadvantage.

                  (g) Without prejudice to the survival of any other agreement of the parties hereunder, the agreements and obligations of the Borrower contained in this Section 32 shall survive the payment in full of the Obligations.

         Section 33. SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto or referenced herein shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by them, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement, any Obligation or any Note remains outstanding and unpaid or any Bank has any obligation to make any Loans hereunder. All statements contained in any certificate or other paper delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

         Section 34. ASSIGNMENT AND PARTICIPATION. It is understood and agreed that each Bank shall have the right to assign at any time all or a portion of its Line Percentage, and interests in the risk relating to the Loans hereunder in an amount equal to or greater than the lesser of (a) $5,000,000 or (b) such Bank's entire Commitment to additional banks or other financial institutions with the prior written approval of the Agent, and, so long as no Event of Default has occurred and is continuing, the Borrower, which approvals shall not be unreasonably withheld. Any Bank may at any time, and from time to time, assign to any branch, lending office, or affiliate or such Bank all or any part of its rights and obligations under the Loan Documents by notice to the Agent and the Borrower. It is further agreed that each bank or other financial institution which executes and delivers to the Agent, and the Borrower hereunder an Assignment and Acceptance substantially in the form of Exhibit D hereto (an "Assignment and Acceptance") together with an assignment fee in the amount of $2,500 payable by the assigning Bank to the Agent, shall, on the date specified in such Assignment and Acceptance, become a party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents, and its portion of the Commitment and the Loans shall be as set forth in such Assignment and Acceptance. The Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents. Upon the execution and delivery of such Assignment and Acceptance, (a) the Borrower shall issue to the bank or other financial institution a Note in the amount of such bank's or other financial institution's Commitment dated the date of the assignment or such other date as may be specified by the Agent, and otherwise completed in substantially the form of Exhibit A, and to the extent any assigning Bank has retained a portion of its obligations hereunder, a replacement Note to the assigning Bank reflecting its assignment; and (b) this Agreement shall be deemed to be appropriately amended to reflect (i) the status of the bank or financial institution as a party hereto and (ii) the status and rights of the Banks hereunder.

         Each Bank shall also have the right to grant participations to one or more banks or other financial institutions in its Commitment and the Loans. The documents evidencing any such participation shall limit such participating bank's or financial institution's voting rights with respect to this Agreement to the matters set forth in Section 30.7 which require the approval of all Banks.

         Notwithstanding the foregoing, no assignment or participation shall operate to increase the Line hereunder or otherwise alter the substantive terms of this Agreement, and no Bank which retains a Commitment hereunder shall have a Commitment of less than $10,000,000, as such amount may be reduced upon reductions of the Line pursuant to Section 2(d) hereof.

         Anything contained in this Section 34 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

         Section 35. PARTIES IN INTEREST. All the terms of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Borrower shall not assign or transfer its rights or obligations hereunder or thereunder without the prior written consent of each of the Banks.

         Section 36. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States first class mail, as applicable, postage prepaid, or sent by telegraph, telex or facsimile and confirmed by letter, addressed as follows:

                  (a) if to the Borrower at the address specified in Section 21 of the Credit Agreement; or

                  (b) if to Morgan or the Agent, at the address specified in
         Section 21 of the Credit Agreement; or

                  (c) if to any other Bank, at the address set forth next to such Bank's name on Schedule 1 hereto;

or such other address for notice as shall have last been furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, five Business Days after the posting thereof, and (c) if sent by telex, facsimile, or cable, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day.

         Section 37. MISCELLANEOUS. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the Banks and the Agent would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 38. CONSENTS, ETC. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in this
Section 38, subject to the provisions of Section 30.7. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower, and the Majority Banks. To the extent permitted by law, no course of dealing or delay or omission on the part of any of the Banks or the Agent in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         Section 39. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS

PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

         SECTION 40. GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401). THE BORROWER CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE BANKS OR THE AGENT UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 41. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         42. PARI PASSU TREATMENT.

                  (a) Notwithstanding anything to the contrary set forth herein, each payment or prepayment of principal and interest received after the occurrence of an Event of Default hereunder shall be distributed pari passu among the Banks, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Bank divided by the aggregate outstanding principal amount of all Obligations.

                  (b) Following the occurrence and during the continuance of any Event of Default, each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower (pursuant to Section 29 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans and other Obligations held by it (other than pursuant to Section 13, Section 14 or Section 16) as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 42 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Person as fully as if such Person had made a Loan directly to the Borrower in the amount of such participation.

         SECTION 43. FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                  [remainder of page left intentionally blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.


                                        USA WASTE SERVICES, INC.



                                        By: /s/ RONALD H. JONES
                                           -------------------------------------
                                           Name: Ronald H. Jones
                                           Title: Vice President & Treasurer


                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK, individually and as Agent


                                        By: /s/ CHRISTOPHER C. KUNHARDT
                                           -------------------------------------
                                           Name: CHRISTOPHER C. KUNHARDT
                                           Title: VICE PRESIDENT